UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 7, 2004

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26482	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, South Wales NP18 2TA,

United Kingdom

(Address of principal executive offices, including zip code)

44-1633-414-000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2004, the stockholders of Trikon Technologies, Inc. (the “Company”) approved the 2004 Equity Incentive Plan (the “Plan”) at a duly convened Annual Meeting of Stockholders held at the Company’s principal executive offices, located at Ringland Way, Newport, South Wales NP18 2TA, United Kingdom. The following is a summary of the Plan, which is also attached to this Form 8-K as Exhibit 10.17.

SUMMARY OF THE PLAN

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.17 hereto.

Background and Purpose of the Plan

The Plan permits the grant of stock options and restricted stock (each individually, an “Award”). The Plan is intended to attract, motivate, and retain (1) employees of the Company and its subsidiaries, (2) consultants who provide significant services to the Company and its subsidiaries, and (3) directors of the Company who are employees of neither the Company nor any subsidiary. The Plan also is designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Administration of the Plan

A committee (the “Committee”) appointed by the Board of Directors of the Company (and/or the Board, as determined by the Board) will administer the Plan. Unless the Board determines otherwise, the Committee will consist solely of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) (so that the Company is entitled to a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards (except that non-employee directors may only receive automatic grants under the Plan), determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, the Committee may not delegate its authority and powers with respect to Awards intended to qualify as performance-based compensation under Section 162(m) if the delegation would cause the Awards to fail to so qualify or with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934. The Committee may not, however, reprice Awards or exchange Awards for other Awards, cash or a combination thereof, without the approval of the stockholders.

The number of shares of Company Common Stock (“Shares”) initially reserved for issuance under the Plan will equal 1,300,000 Shares.

If an Award is settled in cash, is cancelled, terminates, expires, or lapses for any reason without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if the Company experiences a stock dividend, reorganization, or other change in capital structure, the Committee has the discretion to adjust the number and class of Shares available for issuance under the Plan, the number, class and price of Shares subject to outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and directors who will be granted Awards under the Plan. The actual number of individuals who will receive Awards cannot be determined in advance because the Committee has the discretion to select the participants, other than with respect to the automatic stock option grants to non-employee directors.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 300,000 Shares.

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option. An exception would be made for any options that the Committee grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

Options become exercisable at the times and on the terms established by the Committee. The Committee also establishes the time at which options expire, but the expiration may not be later than ten years after the grant date (except in certain cases of death, in which case a participant’s option may remain exercisable for twelve months after the date of death). The Committee, in its discretion, may provide that all the Shares subject to options granted to certain officers and key employees will vest immediately in event that the Company terminates such individual’s employment without cause (or her or she resigns for good reason) within 12 months following a change of control.

The exercise price of each option must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Plan. At the time of exercise, a participant must pay any taxes that the Company is required to withhold.

Restricted Stock

Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee determines the number of Shares of restricted stock granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 100,000 Shares of restricted stock.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Committee desires that the Award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information). Upon termination of service, unvested Shares of restricted stock generally will be forfeited.

A holder of restricted stock will have full voting rights, unless determined otherwise by the Committee. A holder of restricted stock generally also will be entitled to receive all dividends and other distributions paid with respect to Shares; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the Shares upon which the dividend or distribution was paid, unless provided otherwise in the Award Agreement.

Non-Employee Director Awards

Each non-employee director will receive automatic, non-discretionary stock option grants under the Plan and is also eligible for discretionary awards under the Plan.

All non-employee directors of the Company automatically will be granted, as of the date they are appointed or elected to the Board of Directors, a nonqualified stock option to purchase 20,000 Shares (if such appointment or election occurs on or after the date this Plan becomes effective). These initial grants vest in four equal annual installments commencing one year following the date of grant, provided that the individual remains a director on each vesting date.

On the date of each annual meeting of the stockholders (on or after the date this Plan becomes effective), each individual who is a non-employee director as of such date and who has served as a non-employee director for the previous six months, automatically are granted a nonqualified stock option to purchase 8,000 Shares, except that the director serving as the Chairman of the Board automatically is granted a nonqualified stock option to purchase 12,000 Shares. These subsequent grants vest in full on the earlier of the first anniversary of date of grant and the date of the first annual meeting of the stockholders of the Company that takes place after the date of grant.

Both the initial grants and the ongoing grants have an exercise price equal to the fair market value of the covered Shares on the date of grant. Additionally, both types of grants have a maximum term of ten years, subject to an extension of up to twelve months in the event of certain deaths. In the event of a director’s termination as a result of death or disability, or in the event that within 12 months following a change of control in which the director’s service is terminated for cause or he or she resigns as a director for good reason, the director’s initial and reoccurring grants immediately shall vest as to all of the covered Shares. The Board may change the number of shares subject to future initial and ongoing grants to non-employee directors.

Performance Goals

The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Committee’s discretion, one or more of the following performance goals may apply:

•	Cash flow

•	Earnings per share

•	Income from operations

•	Profit after tax

•	Profit before tax

•	Return on sales

•	Revenue

•	Total shareholder return

Each of these goals is defined in the Plan. Any criteria used may be measured, as applicable (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of the Company as a whole or a business unit of the Company, and/or (5) on a pre-tax or after-tax basis.

By granting awards that vest upon achievement of performance goals, the Committee may be able to preserve the Company’s deduction for certain compensation in excess of $1,000,000. Section 162(m) limits the Company’s ability to deduct annual compensation paid to the Company’s Chief Executive Officer or any other of the Company’s four most highly compensated executive officers to $1,000,000 per individual. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive, and for grants of restricted stock, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per-person limits on shares covered by Awards, permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Amendment And Termination Of The Plan

The Board generally may amend or terminate the Plan at any time and for any reason. However, no amendment, suspension, or termination may impair the rights of any participant without his or her consent.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.17	Trikon Technologies, Inc. 2004 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIKON TECHNOLOGIES, INC.

By:	/s/ William J. Chappell
William J. Chappell Chief Financial Officer

Date: September 10, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.17	Trikon Technologies, Inc. 2004 Equity Incentive Plan